================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: November 20, 2000
                        (Date of earliest event reported)



                       PREMIER COMMUNITY BANKSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                      0-18868                   54-1560968
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

            4095 Valley Pike
          Winchester, Virginia                             22602
(Address of Principal Executive Offices)                 (Zip Code)


               Registrant's telephone number, including area code:
                                 (540) 869-6600


                         Marathon Financial Corporation
          (Former Name or Former Address, if Changed Since Last Report)



================================================================================

Item 2.     Acquisition or Disposition of Assets.

         On November 20, 2000, Premier Community Bankshares, Inc. (formerly Marathon Financial Corporation), a Virginia corporation (the "Company"), acquired all of the issued and outstanding capital stock of Rockingham Heritage Bank, a Virginia state bank ("Rockingham"), through a merger by Marathon Merger Bank, a Virginia state bank and wholly owned subsidiary of the Company, with and into Rockingham (the "Merger"). The Merger was consummated pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2000, by and among Rockingham, the Company, The Marathon Bank, a Virginia state bank and a wholly owned subsidiary of the Company ("Marathon"), and Marathon Merger Bank (the "Merger Agreement").

         Under the terms of the Merger, each outstanding share of Rockingham's common stock, par value $5.00 per share ("Rockingham Common Stock"), was converted into the right to receive 1.58 shares of the Company's common stock, par value $1.00 per share ("Company Common Stock"), and cash in lieu of fractional shares. There were 1,589,940 shares of Rockingham Common Stock outstanding immediately prior to the consummation of the Merger.

         In connection with the Merger, Rockingham became a wholly owned subsidiary of the Company. In addition, the size of the Company's Board of Directors was reduced from 11 to eight members, and four of the former directors of Rockingham became directors of the Company.

         Furthermore, the Company changed its name from "Marathon Financial Corporation" to "Premier Community Bankshares, Inc." effective as of November 20, 2000. The Company's subsidiaries, Marathon and Rockingham, will continue to operate under their current names for the foreseeable future. Effective November 21, 2000, shares of Company Common Stock began trading on The Nasdaq SmallCap Market ("Nasdaq") under the symbol "PREM." Prior to that date, shares of Company Common Stock traded on Nasdaq under the symbol "MFCV."

         For a more detailed description of the Merger, see the Joint Proxy Statement/Prospectus that was filed with the Securities and Exchange Commission on August 17, 2000 in connection with the Company's Registration Statement on Form S-4 (File No. 333-41844), and which is incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial Statements of Businesses Acquired.

            The following financial statements of Rockingham are included in this report:

               Independent Auditor's Report of McGladrey & Pullen, LLP Consolidated Financial Statements
                  Consolidated Balance Sheets as of December 31, 1999 and 1998 Consolidated Statements of Income for the years ended December
                     31, 1999 and 1998
                  Consolidated  Statements of Stockholders' Equity for the years ended December 31, 1999 and 1998
                  Consolidated  Statements  of Cash  Flows for the  years  ended
                     December 31, 1999 and 1998
               Notes to Consolidated Financial Statements
               Interim Consolidated Financial Statements (unaudited)
                  Consolidated  Balance  Sheets  as of  September  30,  2000 and
                     December 31, 1999
                  Consolidated  Statements  of Income for the nine months  ended
                     September 30, 2000 and 1999
                  Consolidated  Statements of Stockholders'  Equity for the nine months ended September 30, 2000 and 1999
                  Consolidated  Statements  of Cash  Flows  for the nine  months ended September 30, 2000 and 1999
               Notes to Consolidated Financial Statements (unaudited)

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]



                          Independent Auditor's Report



To the Board of Directors
Rockingham Heritage Bank
Harrisonburg, Virginia

We have audited the accompanying consolidated balance sheets of Rockingham Heritage Bank and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rockingham Heritage Bank and Subsidiary as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                         /s/ McGladrey & Pullen, LLP


Harrisonburg, Virginia
January 19, 2000, except for Note 17 as to which the date is February 8, 2000 and Notes 18 and 19 as to which the date is July 11, 2000

ROCKINGHAM HERITAGE BANK

CONSOLIDATED BALANCE SHEETS
December 31, 1999 and 1998

                                                                                              1999                  1998
---------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks (Note 2)                                                        $    3,906,883       $    3,820,692
Federal funds sold                                                                           7,677,000            5,602,000
                                                                                        -----------------------------------
          Cash and cash equivalents                                                         11,583,883            9,422,692

Investment securities available-for-sale (Note 3)                                            6,410,053            5,495,213
Investment securities held-to-maturity (fair value
  market value 1999 $1,941,134; 1998 $2,918,186)  (Note 3)                                   1,948,895            2,861,407
Loans, net (Notes 4 and 5)                                                                  77,947,154           64,949,417
Bank premises and equipment  (Note 6)                                                        2,169,319            2,077,221
Accrued income receivable                                                                      532,872              424,907
Deferred income taxes  (Note 9)                                                                342,500              238,300
Income taxes receivable                                                                              -               90,848
Other assets                                                                                   207,595              231,354
                                                                                        -----------------------------------
          Total assets                                                                  $  101,142,271       $   85,791,359
                                                                                        ===================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Deposits:  (Note 7)
       Interest bearing                                                                 $   75,834,932       $   62,978,999
       Noninterest bearing                                                                  11,975,914           10,730,087
                                                                                        -----------------------------------
                                                                                            87,810,846           73,709,086
    Borrowed funds (Note 8)                                                                  1,302,383            1,260,689
    Accrued interest and other liabilities                                                     389,670              306,362
    Income taxes payable                                                                        11,652                    -
                                                                                        -----------------------------------
          Total liabilities                                                                 89,514,551           75,276,137
                                                                                        -----------------------------------
Commitments and Contingencies  (Notes 6, 8, 12, 13 and 18)

Stockholders' Equity:  (Notes 10 and 14)
    Common stock - $5 par value; authorized 2,000,000
     shares; issued 1999 1,589,843 shares; 1998 1,589,811 shares                             7,949,215            7,570,530
    Additional paid-in capital                                                               1,974,989            1,596,273
    Retained earnings                                                                        1,768,375            1,324,840
    Accumulated other comprehensive income (loss)                                              (64,859)              23,579
                                                                                        -----------------------------------
          Total stockholders' equity                                                        11,627,720           10,515,222
                                                                                        -----------------------------------
          Total liabilities and stockholders' equity                                    $  101,142,271       $   85,791,359
                                                                                        ===================================


See Notes to Consolidated Financial Statements.

ROCKINGHAM HERITAGE BANK

CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 1999 and 1998

                                                                                               1999                 1998
---------------------------------------------------------------------------------------------------------------------------
Interest income:
    Interest and fees on loans                                                          $    6,370,838       $    5,547,903
    Interest and dividends on investment securities                                            481,900              361,646
    Interest on federal funds sold                                                             334,645              359,826
                                                                                        -----------------------------------
                                                                                             7,187,383            6,269,375
                                                                                        -----------------------------------

Interest expense:
    Deposits                                                                                 3,064,799            2,764,875
    Borrowed funds                                                                              69,863               57,520
                                                                                        -----------------------------------
                                                                                             3,134,662            2,822,395
                                                                                        -----------------------------------

          Net interest income                                                                4,052,721            3,446,980
Provision for loan losses  (Note 5)                                                            120,000              144,000
                                                                                        -----------------------------------
          Net interest income after provision for loan losses                                3,932,721            3,302,980
                                                                                        -----------------------------------

Noninterest income:
    Service fees                                                                               337,687              287,035
    Other                                                                                       33,470               40,994
                                                                                        -----------------------------------
                                                                                               371,157              328,029
                                                                                        -----------------------------------
Noninterest expenses:
    Salaries and wages                                                                       1,160,657              952,577
    Employee benefits                                                                          249,327              208,750
    Occupancy                                                                                  380,762              323,159
    Outside services                                                                           189,454              156,342
    Other                                                                                      504,242              384,309
                                                                                        -----------------------------------
                                                                                             2,484,442            2,025,137
                                                                                        -----------------------------------

          Income before provision for income taxes                                           1,819,436            1,605,872
Provision for income taxes  (Note 9)                                                           618,500              544,000
                                                                                        -----------------------------------


          Net income                                                                    $    1,200,936       $    1,061,872
                                                                                        ===================================

Basic earnings per share                                                                $          .76       $          .70
                                                                                        ===================================

Diluted earnings per share                                                              $          .74       $          .67
                                                                                        ===================================



See Notes to Consolidated Financial Statements.

ROCKINGHAM HERITAGE BANK

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1999 and 1998

                                                                                                   Accumulated
                                                                     Additional                       Other
                                                        Common        Paid-in        Retained     Comprehensive
                                          Shares         Stock        Capital        Earnings         Income             Total
---------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1998                 1,265,562    $ 2,869,755    $ 3,018,097    $ 1,056,068    $       216       $  6,944,136
                                                                                                                     ------------
    Comprehensive income:
       Net income                                -              -              -      1,061,872              -          1,061,872
       Change in unrealized gain on
        securities available-for-sale,
        net of taxes of $12,100                  -              -              -              -         23,363             23,363
                                                                                                                     ------------
         Total comprehensive income                                                                                     1,085,235
                                                                                                                     ------------
    Exercise of stock options               70,674        307,355       (134,941)             -              -            172,414
    Stock offering                         253,575        575,000      1,609,273              -              -          2,184,273
    Stock split (2 for 1)                        -      3,457,920     (3,457,920)             -              -                  -
    Stock dividend 5%                            -        360,500        432,600       (793,100)             -                  -
    Tax benefit related to exercise
     of stock options                            -              -        129,164              -              -            129,164
                                         ----------------------------------------------------------------------------------------

Balance, December 31, 1998               1,589,811      7,570,530      1,596,273      1,324,840         23,579         10,515,222
                                                                                                                     ------------
    Comprehensive income:
       Net income                                -              -              -      1,200,936              -          1,200,936
       Change in unrealized gain on
        securities available-for-sale,
        net of tax benefit of ($45,700)          -              -              -              -        (88,438)           (88,438)
                                                                                                                     ------------
         Total comprehensive income                                                                                     1,112,498
                                                                                                                     ------------
    Adjustment on partial shares
     for 5% dividend                            32            155            186           (341)             -                  -
    Stock dividend 5%                            -        378,530        378,530       (757,060)             -                  -
                                         ----------------------------------------------------------------------------------------
Balance, December 31, 1999               1,589,843    $ 7,949,215    $ 1,974,989    $ 1,768,375    $   (64,859)      $ 11,627,720
                                         ========================================================================================


See Notes to Consolidated Financial Statements.

ROCKINGHAM HERITAGE BANK

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 1999 and 1998

                                                                                    1999                1998
---------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
    Net income                                                                  $  1,200,936       $  1,061,872
    Adjustments to reconcile net income to net cash provided
     by operating activities:
       Depreciation and amortization                                                 196,400            186,103
       Provision for loan losses                                                     120,000            144,000
       Deferred income taxes                                                         (58,500)           (41,300)
       (Increase) in accrued income receivable                                      (107,965)           (55,750)
       Amortization and accretion of bond premiums and discount, net                  10,528              7,817
       (Increase) in other assets                                                     (5,660)          (120,453)
       (Increase) decrease in income taxes receivable                                 90,848            (90,848)
       Increase in accrued interest and other liabilities                             83,308             73,643
       Increase in income taxes payable                                               11,652             98,083
                                                                                -------------------------------
          Net cash provided by operating activities                                1,541,547          1,263,167
                                                                                -------------------------------

Cash Flows From Investing Activities
    Available-for-sale securities:
       Maturities                                                                  1,516,621          1,066,124
       Purchases                                                                  (2,576,913)        (5,111,507)
    Held-to-maturity securities:
       Maturities                                                                    913,298          1,024,066
    Loans made to customers, net (increase)                                      (13,117,737)       (10,150,950)
    Purchases of premises and equipment                                             (259,079)          (156,065)
                                                                                -------------------------------
          Net cash used in investing activities                                  (13,523,810)       (13,328,332)
                                                                                -------------------------------


                                   (Continued)

ROCKINGHAM HERITAGE BANK

Years Ended December 31, 1999 and 1998


                                                                                     1999              1998
---------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
    Net increase in interest bearing deposits                                   $ 12,855,933       $  6,250,498
    Net increase in noninterest bearing deposits                                   1,245,827          2,457,086
    Increase in borrowed funds                                                        41,694            844,272
    Proceeds from exercise of stock options                                                -            172,414
    Proceeds from stock issuance                                                           -          2,184,273
                                                                                -------------------------------
          Net cash provided by financing activities                               14,143,454         11,908,543
                                                                                -------------------------------

          Increase (decrease) in cash and cash equivalents                         2,161,191           (156,622)

Cash and cash equivalents:
    Beginning                                                                      9,422,692          9,579,314
                                                                                -------------------------------
    Ending                                                                      $ 11,583,883       $  9,422,692
                                                                                ===============================

Supplemental Disclosures of Cash Flow Information
    Cash payments for:
       Interest paid to depositors                                              $  3,039,733       $  2,758,037
                                                                                ===============================

       Income taxes                                                             $    574,500       $    578,000
                                                                                ===============================

Supplemental Schedule of Noncash Investing Activities
    Net unrealized gain (loss) on available-for-sale securities                 $    (88,438)      $     23,363
                                                                                ===============================

    Tax benefit related to exercise of stock options                            $          -       $    129,164
                                                                                ===============================

See Notes to Consolidated Financial Statements.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 1.  Significant Accounting Policies

Nature of business: Rockingham Heritage Bank (the Bank) is a community bank organized under the laws of the Commonwealth of Virginia in 1990, with branches located within the city of Harrisonburg and the counties of Augusta and Rockingham. The Bank offers customary banking services, including acceptance of checking, savings and time deposits and the making of commercial, agricultural, real estate and consumer loans, to customers who are predominantly small and middle-market businesses and individuals.

Basis of financial statement presentation and accounting estimates: The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to accepted practice within the banking industry. In preparing the accompanying financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for the reporting period. Actual results could differ from those estimates.

The Bank's consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary. All material intercompany accounts and transactions are eliminated in consolidation.

Cash, cash equivalents and cash flows: Cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing) and federal funds sold. Cash flows from loans originated by the Bank and deposits are reported net.

Investment securities: Investment securities that management has both the positive intent and ability to hold to maturity are classified as securities held-to-maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method. Securities that may be sold prior to maturity for asset/liability management purposes, or that may be sold in response to changes in interest rates, to changes in prepayment risk, to increase regulatory capital or other similar factors, are classified as securities available-for-sale and carried at fair value with any adjustments to fair value, after tax, reported as a separate component of comprehensive income.

Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported in interest and dividends on securities. Gains and losses on the sale of securities are recorded on the trade date and are calculated using the specific-identification method.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 1.  Significant Accounting Policies (Continued)

Loans: Loans are stated at the amount of unpaid principal, reduced by unearned fees and an allowance for loan losses. The allowance for loan losses is established through a provision for loan losses charged against income. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

Unearned interest on discounted loans is amortized over the life of the loan using the interest method. For all loans, interest is accrued daily on the outstanding balances. For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. A loan is restored to accrual basis when the borrower's financial condition improves to the extent collectibility of principal is no longer in doubt.

A loan is impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or fair value of the collateral. Interest income on impaired loans is recognized on a cash basis. At December 31, 1999 and 1998, the Bank had no impaired loans and, therefore, no specific allowance has been established for impaired loans.

Loan origination and commitment fees and certain direct loan origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

Bank premises and equipment: Bank premises and equipment are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the following estimated useful lives:

          Building and improvements                15-40 years
          Furniture and equipment                  5-7 years


Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 1.  Significant Accounting Policies (Continued)

Accumulated other comprehensive income: Accumulated other comprehensive income consists solely of unrealized gains and losses on available-for-sale securities.

Earnings per common share: Basic earnings per common share have been computed on the basis of the weighted-average number of common shares outstanding. Diluted earnings per share have been computed using the weighted-average of common shares and potentially dilutive stock options during the year. Following is information regarding the computation of earnings per share data for the years ended December 31, 1999 and 1998, respectively:

                                                             1999                             1998
                                                ------------------------------    ------------------------------
                                                  Numerator       Denominator       Numerator       Denominator
                                                ----------------------------------------------------------------
Basic Earnings Per Share
    Income Available to Stockholders            $  1,200,936               -      $  1,061,872               -
    Average Shares Outstanding                             -       1,589,843                 -       1,522,948
    Effect of Dilutive Shares                              -          34,506                 -          57,712
                                                                  -----------                       -----------
Dilutive Shares                                                    1,624,349                         1,580,660
                                                                  ===========                       ===========

Stock options were treated as dilutive common shares using the treasury stock method. This method assumes that any proceeds from the options would be used to purchase common stock at current market prices. Common stock issued and per share amounts have been adjusted for all years presented to reflect the 1998 two for one stock split and 5% stock dividends in 1999 and 1998.

Future reporting requirements: In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 2000 (as amended by FASB No. 137). The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Bank expects to adopt the new Statement effective January 1, 2001. The Statement will require the Bank to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or from commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

Because of the Bank's minimal use of derivatives, management does not anticipate that the adoption of the new Statement will have a significant effect on the Bank's earnings or financial position.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 2.  Restrictions on Cash and Cash Equivalents

The Bank is required to maintain reserve balances in cash, or on deposit with the Federal Reserve Bank, based upon a percentage of certain deposits. The total required balance as of December 31, 1999 and 1998 was approximately $510,000 and $400,000, respectively.


Note 3.  Investment Securities

Carrying amounts and approximate fair values of investment securities as of December 31, 1999 and 1998 are summarized as follows:

                                                                        Gross           Gross
                                                     Amortized       Unrealized       Unrealized           Fair
                                                        Cost            Gains           Losses             Value
                                                  -----------------------------------------------------------------
1999:
    Securities available-for-sale:
       U. S. Government agencies                  $   5,003,810    $            -    $    101,025    $    4,902,785
       Mortgage-backed securities                       904,705             2,613               -           907,318
       Other securities                                 599,950                 -               -           599,950
                                                  -----------------------------------------------------------------
                                                      6,508,465             2,613         101,025         6,410,053
                                                  -----------------------------------------------------------------
    Securities being held-to-maturity:
       U. S. Government agencies                      1,597,059             4,306           6,540         1,594,825
       Mortgage-backed securities                       351,836                 -           5,527           346,309
                                                  -----------------------------------------------------------------
                                                      1,948,895             4,306          12,067         1,941,134
                                                  -----------------------------------------------------------------
                                                  $   8,457,360    $        6,919    $    113,092    $    8,351,187
                                                  =================================================================

                                                                        Gross           Gross
                                                     Amortized       Unrealized       Unrealized           Fair
                                                        Cost            Gains           Losses             Value
                                                  -----------------------------------------------------------------
1998:
    Securities available-for-sale:
       U. S. Government agencies                  $   3,511,895    $       27,605    $          -    $    3,539,500
       Mortgage-backed securities                     1,425,492             8,121               -         1,433,613
       Other securities                                 522,100                 -               -           522,100
                                                  -----------------------------------------------------------------
                                                      5,459,487            35,726               -         5,495,213
                                                  -----------------------------------------------------------------
    Securities being held-to-maturity:
       U. S. Government agencies                      2,095,438            46,082               -         2,141,520
       Mortgage-backed securities                       765,969            10,697               -           776,666
                                                  -----------------------------------------------------------------
                                                      2,861,407            56,779               -         2,918,186
                                                  -----------------------------------------------------------------
                                                  $   8,320,894    $       92,505    $          -    $    8,413,399
                                                  =================================================================

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 3.  Investment Securities (Continued)

The amortized cost and fair value of investment securities, as of December 31, 1999, are shown below by contractual maturity. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalties. Mortgage-backed securities and other securities are excluded from the maturity summary since they do not have a single maturity date.


                                                    Amortized           Fair
                                                      Cost              Value
                                                 -------------------------------
Available-for-sale:
    Due one year or less                         $   3,004,435     $   2,923,100
    Due after one year through five years            1,999,375         1,979,685
                                                 -------------------------------
                                                 $   5,003,810     $   4,902,785
                                                 ===============================
Held-to-maturity:
    Due one year or less                         $     497,837     $     499,065
    Due after one year through five years            1,099,222         1,095,760
                                                 -------------------------------
                                                 $   1,597,059     $   1,594,825
                                                 ===============================

Investment securities with an amortized cost of $1,499,221 and $498,752 were pledged as collateral on public deposits at December 31, 1999 and 1998, respectively.


Note 4.  Loans

The composition of net loans is as follows:

                                                      1999               1998
                                                 -------------------------------
Commercial                                       $  30,664,275     $  27,232,758
Commercial real estate                              30,960,871        22,684,448
Residential real estate                             11,945,985        11,227,924
Consumer installment                                 5,412,581         4,728,497
                                                 -------------------------------
                                                    78,983,712        65,873,627
                                                 -------------------------------
Less:
    Allowance for loan losses                          919,546           835,905
    Unearned net loan fees                             117,012            88,305
                                                 -------------------------------
                                                     1,036,558           924,210
                                                 -------------------------------
                                                 $  77,947,154     $  64,949,417
                                                 ===============================

There were no nonaccruing loans at December 31, 1999 and $28,000 at December 31, 1998. Interest related to these loans was immaterial.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 5.  Allowance for Loan Losses

Changes in the allowance for loan losses are as follows:

                                                      1999              1998
                                                 -------------------------------
Balance, beginning of year                       $     835,905     $     719,159
    Provision charged to operations                    120,000           144,000
    Recoveries of amounts charged off                   15,223             7,988
                                                 -------------------------------
                                                       971,128           871,147
    Amounts charged off                                 51,582            35,242
                                                 -------------------------------
Balance, end of year                             $     919,546     $     835,905
                                                 ===============================


Note 6.  Bank Premises and Equipment

The major classes of bank premises and equipment and the total accumulated depreciation as of December 31 are as follows:

                                                      1999              1998
                                                 -------------------------------

Land                                             $     598,350     $     598,350
Buildings and improvements                           1,397,037         1,349,815
Furniture and equipment                              1,239,639         1,028,599
                                                 -------------------------------
                                                     3,235,026         2,976,764
Less accumulated depreciation                        1,065,707           899,543
                                                 -------------------------------
                                                 $   2,169,319     $   2,077,221
                                                 ===============================

The Bank leases space for three branches under operating leases which expire through 2004. Rental expense was $44,800 in 1999 and $14,400 in 1998. The minimum rent commitment is as follows:

              Year                                   Amount
              ------------------------------------------------

              2000                               $      44,100
              2001                                      43,400
              2002                                      29,000
              2003                                      29,000
              2004                                       4,800
                                                 -------------
                                                 $     150,300
                                                 =============

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 7.  Deposits

The composition of deposits is as follows:

                                                      1999              1998
                                                 -------------------------------

Demand deposits, noninterest bearing             $  11,975,914     $  10,730,087
NOW and money market accounts                       18,013,999        15,832,045
Savings                                              5,016,171         5,164,542
Time certificates, $100,000 or more                  7,302,922         5,704,283
Other time certificates                             45,501,840        36,278,129
                                                 -------------------------------
                                                 $  87,810,846     $  73,709,086
                                                 ===============================

At December 31, 1999, scheduled maturities of time certificates are as follows:

               Year                                   Amount
               -----------------------------------------------

               2000                              $  44,520,522
               2001                                  5,941,814
               2002                                  1,466,242
               2003                                    876,184
                                                 -------------
                                                 $  52,804,762
                                                 =============


Note 8.  Lines of Credit/Borrowed Funds

The Bank has the ability to borrow approximately $21 million from various correspondent banks.

Borrowed funds consist of treasury tax and loan deposits which are generally repaid within 30 days from the transaction date and a $1 million borrowing from the Federal Home Loan Bank of Atlanta at an interest rate of 5.52%.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 9.  Income Taxes

Deferred tax assets and liabilities included in deferred income taxes at December 31, 1999 and 1998 consist of the following components:


                                                      1999               1998
                                                 -------------------------------
Deferred tax assets:
    Allowance for loan losses                    $     305,500     $     273,500
    Deferred loan fees                                  39,800            30,000
    Deferred compensation                               17,500                 -
    Other                                               33,500                 -
                                                 -------------------------------
                                                       396,300           303,500
                                                 -------------------------------
Deferred tax liabilities:
    Accumulated depreciation                            42,700            41,000
    Other                                               11,100            24,200
                                                 -------------------------------
                                                        53,800            65,200
                                                 -------------------------------

Deferred income taxes                            $     342,500     $     238,300
                                                 ===============================

The provision for income taxes charged to income for the years ended December 31, 1999 and 1998 consists of the following:


                                                      1999              1998
                                                 -------------------------------

Current tax expense                              $     677,000     $    585,300
Deferred tax (benefit)                                 (58,500)         (41,300)
                                                 -------------------------------
                                                 $     618,500     $    544,000
                                                 ===============================

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 10.  Regulatory Capital Requirements

The Bank is subject to certain restrictions on the amount of dividends that can be declared without prior regulatory approval. At December 31, 1999, substantially all retained earnings were available for dividend declaration without regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes that, as of December 31, 1999, the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1998, the most recent notification from the State Corporation Commission of the Commonwealth of Virginia categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification which management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                         To Be Well Capitalized
                                                                    For Capital          Under Prompt Corrective
                                          Actual                 Adequacy Purposes          Action Provisions
                                    Amount      Ratio           Amount        Ratio        Amount        Ratio
                               ---------------------------------------------------------------------------------
As of December 31, 1999:
   Total Capital
   (to Risk Weighted Assets)   $  12,612,125    15.49% >   $  6,511,846 >     8.0% >   $  8,139,808 >    10.0%
                                                       -                -          -                -
   Tier 1 Capital
   (to Risk Weighted Assets)      11,692,579    14.36% >      3,255,923 >     4.0% >      4,883,885 >     6.0%
                                                       -                -          -                -
   Tier 1 Capital
   (to Average Assets)            11,692,579    12.40% >      3,771,020 >     4.0% >      4,713,775 >     5.0%
                                                       -                -          -                -
As of December 31, 1998:
   Total Capital
   (to Risk Weighted Assets)   $  11,327,548    16.30% >   $  5,559,346 >     8.0% >   $  6,949,183 >    10.0%
                                                       -                -          -                -
   Tier 1 Capital
   (to Risk Weighted Assets)      10,491,643    15.10% >      2,779,673 >     4.0% >      4,169,510 >     6.0%
                                                       -                -          -                -
   Tier 1 Capital
   (to Average Assets)            10,491,643    13.28% >      3,160,059 >     4.0% >      3,950,074 >     5.0%
                                                       -                -          -                -

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 11.  Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and due from banks and federal funds sold approximate their fair values.

Investment securities: For U. S. Government agencies and mortgage-backed securities, fair values are based on quoted market prices. For other securities which are not tradable, fair value approximates carrying value.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. For certain homogeneous categories of loans, such as some residential mortgages, and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair values of other types of loans are estimated by discounting the future cash flows using the interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

Deposit liabilities: The fair value of demand deposits, savings accounts, and variable rate money market deposits, represents the amount payable on demand at the reporting date. The fair values of fixed-rate, fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies the interest rates currently offered for deposits of similar remaining maturities.

Borrowed funds: The carrying amount of borrowed funds approximates its fair value.

Commitments to extend credit and standby letters of credit: Since the majority of the Bank's off-balance-sheet instruments consists of nonfee-producing, variable rate commitments, the Bank has determined they do not have a distinguishable fair value.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 11.  Fair Value of Financial Instruments (Continued)

The estimated fair value of the Bank's financial instruments as of December 31, 1999 and 1998 are as follows (in thousands):

                                                                  1999                             1998
                                                      ----------------------------      ---------------------------
                                                         Carrying         Fair            Carrying          Fair
                                                          Amount          Value            Amount           Value
                                                      -------------------------------------------------------------
Financial assets:
   Cash and cash equivalents                          $     11,584    $     11,584      $      9,423    $     9,423
   Investment securities available-for-sale                  6,410           6,410             5,495          5,495
   Investment securities held-to-maturity                    1,949           1,941             2,862          2,918
   Loans                                                    77,947          77,749            64,949         65,596
                                                      -------------------------------------------------------------
       Total financial assets                               97,890    $     97,684            82,729    $    83,432
Nonfinancial assets                                          3,252    ============             3,062    ===========
                                                      ------------                      ------------
       Total assets                                   $    101,142                      $     85,791
                                                      ============                      ============
Financial liabilities:
    Deposits                                          $     87,811    $     88,070      $     73,709    $    74,003
    Borrowed funds                                           1,302           1,298             1,261          1,261
                                                      -------------------------------------------------------------
       Total financial liabilities                          89,113    $     89,368            74,970    $    75,264
Nonfinancial liabilities                                       401    ============               306    ===========
Shareholders' equity                                        11,628                            10,515
                                                      ------------                      ------------
       Total liabilities and shareholders' equity     $    101,142                      $     85,791
                                                      ============                      ============

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 12.  Financial Instruments with Off-Balance-Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments at December 31, 1999 are as follows:


        Commitments to extend credit                 $   15,025,000
        Loan commitments                                  2,833,000
        Standby letters of credit                           687,000
                                                     --------------
                                                     $   18,545,000
                                                     ==============

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit in determining the amount of collateral to obtain. Collateral held varies but may include accounts receivable; inventory; property, plant and equipment; and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


Note 13.  Concentrations of Credit Risk

The majority of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank, as a matter of policy, does not extend credit to any single borrower in excess of $1,500,000.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 14.  Transactions With Related Parties

The  Bank  has  had,  and  may  be  expected  to  have  in the  future,  banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

A summary of detail activity for the years ended December 31, 1999 and 1998 are as follows:

                                                1999              1998
                                          --------------------------------
Balance, beginning                        $    2,336,000    $    2,334,000
    New loans                                    763,000         1,130,000
    Repayments                                (1,301,000)       (1,128,000)
                                          --------------------------------
Balance, ending                           $    1,798,000    $    2,336,000
                                          ================================


Note 15.  Stock Option Plans

In April 1991, a stock option plan was adopted and 182,324 shares, as adjusted for stock splits and dividends, of the Bank's common stock were reserved to be granted under the plan. As of December 31, 1999, there are 1,926 of these shares available for the granting of options. All options were granted at their estimated fair value at date of grant. The 50,458 director's options are exercisable currently. The 9,522 employee options, which were issued in 1998, vest and become exercisable in 2001. Beginning in 1998, directors desiring to exercise their options must tender their options using a cashless format whereby shares of stock are issued for the net value of the options tendered.

In July 1999, a second stock option plan was adopted and 131,250 shares, as adjusted for the 2000 5% dividend, of the Bank's common stock were reserved to be granted under the plan. As of December 31, 1999, there are 56,461 of these shares available for the granting of options. All options were granted at their estimated fair value at date of grant. All 74,789 options granted in 1999 under the new plan vest and become exercisable at 20% per year starting in July 2000. Grantees desiring to exercise their options may choose to tender their options using a cashless format whereby shares of stock are issued for the net value of the options tendered.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 15.  Stock Option Plans (Continued)

The following table is a summary of stock option activity for 1999 and 1998. All information is restated for stock dividends issued each year.

                                                                                          Weighted-Average
                                                               Number of Shares       Exercise Price Per Share
                                                            ---------------------     ------------------------
                                                               1999        1998           1999          1998
                                                            ---------------------     ------------------------
Options outstanding, beginning of year                        61,426     140,897      $     5.32    $     4.16
Granted                                                       74,789      12,127            9.34         10.84
Terminated                                                    (1,446)     (2,248)          10.71          8.21
Exercised/tendered                                                 -     (89,350)              -          4.18
                                                            ---------------------
Options outstanding, end of year                             134,769      61,426            7.49          5.32
                                                            =====================

Options exercisable                                           50,458      50,458            4.11          4.11

Grants of options under the Plans are accounted for following Accounting Principles Board Opinion No. 25 and related interpretations. Accordingly, no compensation costs have been recorded. FASB Statement No. 123 requires disclosures concerning the fair value of options and encourages accounting recognition for options using the fair value method. The Bank has elected to apply the disclosure-only provisions of the Statement.

The fair value of options is estimated at the grant date using the Black-Scholes option-pricing model with the following assumptions for 1998: dividend rate of 0%, risk-free interest rates of 6.36% to 6.86% for 1999 and 4.65% for 1998, expected lives of 2 years to 10 years for 1999 and 3 years for 1998, and price volatility of 41.84% for 1999 and 30.42% for 1998. The fair value per option of options granted during the year is $6.99 for 1999 and $2.87 for 1998. Had compensation cost been recorded based on the fair value of awards at the grant date, the pro forma impact on the Bank's net income and net income per common share would have been to decrease net income and earnings per share by approximately $87,000 for 1999 and $20,000 for 1998 and $0.06 for 1999 and $0.01
for 1998.


Note 16.  Retirement Plans

The Bank has a defined contribution money purchase pension plan for all eligible employees and a 401(k) plan for all eligible employees electing to participate.

Retirement plan expense for the years ended December 31, 1999 and 1998 was $78,000 and $74,000, respectively.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 17.  Subsequent Events

On February 8, 2000, the Board of Directors of the Bank declared a 5% stock dividend to shareholders of record on February 23, 2000 which resulted in approximately 75,700 new shares being issued. All per share and stock option information has been restated to give effect to this stock dividend.

Note 18.  Merger with Marathon Financial Corporation

On April 18, 2000, the Board of Directors approved an Agreement and Plan of Merger with Marathon Financial Corporation (Marathon). Marathon's Board of Directors also approved the agreement on April 18, 2000. Under the terms of the agreement, the Bank's shareholders will receive 1.58 shares of Marathon common stock for each outstanding share. The merger is subject to regulatory and shareholder approval.

Note 19.  Recission of Stock Options

On July 11, 2000, the Board of Directors rescinded options to purchase 74,789 shares of the Bank's stock, which had been granted under the Bank's 1999 stock option plan. All grantees acknowledged and agreed to the recission.

ROCKINGHAM HERITAGE BANK

CONSOLIDATED BALANCE SHEETS

                                                                                  September 30,          December 31,
                                                                                      2000                  1999
                                                                                  (unaudited)
---------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                         $     7,038,540       $     3,906,883
Federal funds sold                                                                    3,107,000             7,677,000
                                                                                ---------------       ---------------
                  Cash and cash equivalents                                          10,145,540            11,583,883

Investment securities available-for-sale                                              6,841,090             6,410,053
Investment securities held-to-maturity (fair value September 2000
    $1,367,386; December 1999 $1,941,134)                                             1,367,815             1,948,895
Loans, net                                                                           90,359,556            77,947,154
Bank premises and equipment, net                                                      2,152,739             2,169,319
Accrued income receivable                                                               620,378               532,872
Deferred income taxes                                                                   325,258               342,500
Other assets                                                                            388,424               207,595
                                                                                ---------------       ---------------
                                                                                $   112,200,800       $   101,142,271
                                                                                ===============       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Deposits
         Interest bearing                                                       $    77,958,179       $    75,834,932
         Noninterest bearing                                                         14,464,529            11,975,914
                                                                                ---------------       ---------------
                                                                                     92,422,708            87,810,846

    Borrowed money                                                                    6,525,022             1,302,383
    Accrued interest and other liabilities                                              496,067               401,322
                                                                                ---------------       ---------------
                                                                                     99,443,797            89,514,551
                                                                                ---------------       ---------------

Stockholders' Equity
    Common stock, $5 par value, authorized 2,000,000 shares; issued
      September 2000 1,589,940 shares; December 1999 1,589,843
      shares                                                                          7,949,700             7,949,215
    Additional paid-in capital                                                        1,975,474             1,974,989
    Accumulated other comprehensive loss                                                (31,366)              (64,859)
    Retained earnings                                                                 2,863,195             1,768,375
                                                                                ---------------       ---------------
                                                                                     12,757,003            11,627,720
                                                                                ---------------       ---------------

                                                                                $   112,200,800       $   101,142,271
                                                                                ===============       ===============


See notes to Consolidated Financial Statements.

ROCKINGHAM HERITAGE BANK

CONSOLIDATED STATEMENTS OF INCOME
Nine Months ended September 30, 2000 and 1999 (Unaudited)

                                                                                  September 30,       September 30,
                                                                                      2000                1999
--------------------------------------------------------------------------------------------------------------------
Interest income
     Interest and fees on loans                                                 $     5,698,007      $     4,669,923
     Interest and dividends on investment securities                                    426,055              353,514
     Interest on federal funds sold                                                     259,800              206,007
     Interest bearing deposits                                                           37,637                    -
                                                                                ---------------      ---------------
                                                                                      6,421,499            5,229,444
Interest expense
     Interest expense on borrowed money                                                 192,552               51,663
     Interest expense on deposits                                                     2,739,858            2,233,524
                                                                                ---------------      ---------------
                  Net interest income before provision for loan losses                3,489,089            2,944,257
Provision for loan losses                                                                90,000               90,000
                                                                                ---------------      ---------------
                  Net interest income after provision for loan losses                 3,399,089            2,854,257

Noninterest income
     Service fees                                                                       298,994              244,620
     Commissions                                                                         13,564               23,884
                                                                                ---------------      ---------------
                                                                                        312,558              268,504

Noninterest expenses
     Salaries and wages                                                                 981,396              847,878
     Employee benefits                                                                  227,152              183,886
     Occupancy and equipment                                                            296,934              277,580
     Outside services                                                                   296,764              279,550
     Other                                                                              242,404              233,918
                                                                                ---------------      ---------------
                                                                                      2,044,650            1,822,812

                  Income before provision for income taxes                            1,666,997            1,299,949
Provision for income taxes                                                              567,000              442,000

                                                                                ---------------      ---------------
                  Net income                                                    $     1,099,997      $       857,949
                                                                                ===============      ===============
Earnings per common share - Basic                                               $          0.69      $          0.54
                                                                                ===============      ===============

Earnings per common share - Diluted                                             $          0.68      $          0.53
                                                                                ===============      ===============


See notes to Consolidated Financial Statements.

Rockingham Heritage Bank

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Nine Months Ended September 30, 2000 and 1999 (Unaudited)


                                                                                                     Accumulated
                                                                      Additional                        Other
                                                        Common         Paid-in        Retained      Comprehensive
                                          Shares         Stock         Capital        Earnings      Income(Loss)         Total
-----------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1999                  1,589,811    $ 7,570,530     $ 1,596,273    $1,324,840         $   23,579    $10,515,222
                                                                                                                     --------------
  Comprehensive income
    Net income                                                                           857,949                           857,949
    Change in unrealized gain(loss)
    on securities available-for-sale,
    net of taxes of $23,255                                                                                 (45,143)       (45,143)

                                                                                                                     --------------
    Total comprehensive income                                                                                             812,806
                                                                                                                     --------------

Adjustment on partial shares for 5%              32            155             186          (341)                                0
dividend
                                        -------------------------------------------------------------------------------------------

Balance, September 30, 1999               1,589,843    $ 7,570,685     $ 1,596,459    $2,182,448         $  (21,564)   $11,328,028
                                        ===========================================================================================

Balance, January 1, 2000                  1,589,843    $ 7,949,215     $ 1,974,989    $1,768,375         $  (64,859)   $11,627,720
                                                                                                                     --------------
  Comprehensive income
    Net income                                                                         1,099,997                         1,099,997
    Change in unrealized gain(loss)
    on securities available-for-sale,
    net of taxes of $17,254                                                                                  33,493         33,493
                                                                                                                     --------------
    Total comprehensive income                                                                                           1,133,490
                                                                                                                     --------------

Other                                                                                     (4,207)                           (4,207)
Adjustment on partial shares for 5%              97            485             485          (970)                                0
dividend
                                        -------------------------------------------------------------------------------------------

Balance, September 30, 2000               1,589,940     $7,949,700      $1,975,474    $2,863,195         $  (31,366)   $12,757,003
                                        ===========================================================================================





See notes to Consolidated Financial Statements.

Rockingham Heritage Bank

CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2000 and 1999 (Unaudited)

                                                                          September 30,      September 30,
                                                                              2000               1999
----------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
       Net Income                                                        $    1,099,997     $      857,949
       Adjustments to reconcile net income to net cash provided
          by operating activities:
           Depreciation                                                         160,202            139,891
           Provision for loan losses                                             90,000             90,000
           Increase in accrued income receivable                                (87,506)           (73,035)
           Amortization and accretion of bond premiums and
            discount, net                                                         4,216             (2,581)
           (Increase)decrease in income taxes receivable                         (7,664)            46,500
           (Increase)decrease in other assets                                  (194,725)            48,365
           Increase in deferred income taxes                                       (152)                 -
           Increase in accrued interest and other liabilities                   106,397            105,123
           Decrease in income taxes payable                                     (11,652)                 -
                                                                         --------------     --------------
            Net cash provided by operating activities                         1,159,113          1,212,212
                                                                         --------------     --------------

Cash Flows From Investing Activities
       Available-for-sale securities
          Maturities                                                            238,444          1,409,438
          Purchases                                                            (629,235)        (1,566,038)
       Held-to-maturity securities
          Maturities                                                            583,298            851,641
       Net increase in loans                                                (12,502,402)       (11,933,444)
       Purchases of premises and equipment                                     (122,062)          (294,941)
                                                                         --------------     --------------
            Net cash used in investing activities                           (12,431,957)       (11,533,344)
                                                                         --------------     --------------



                                   (Continued)

Rockingham Heritage Bank

Nine Months Ended September 30, 2000 and 1999 (Unaudited)

                                                                          September 30,      September 30,
                                                                              2000               1999
----------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
       Net increase in interest bearing liabilities                      $    2,123,247     $   10,406,136
       Net increase in noninterest bearing deposits                           2,488,615          1,525,061
       Increase in borrowed funds                                             5,222,639            225,079
                                                                         --------------     --------------
            Net cash provided by financing activities                         9,834,501         12,156,276
                                                                         --------------     --------------

            Increase(Decrease) in cash and cash equivalents                  (1,438,343)         1,835,144

Cash and cash equivalents
       Beginning                                                             11,583,883          9,422,692
                                                                         --------------     --------------
       Ending                                                            $   10,145,540     $   11,257,836
                                                                         ==============     ==============

Supplemental Disclosures of Cash Flow Information
       Cash payments for:
           Interest paid to depositors                                 $    2,713,509     $    2,221,929
                                                                         ==============     ==============

           Income taxes                                                  $      586,409     $      395,500
                                                                         ==============     ==============

Supplemental Schedule of  Noncash Investing Activities
       Net unrealized gain(loss) on available-for-sale securities        $       33,493     $      (45,143)
                                                                         ==============     ==============


See notes to Consolidated Financial Statements.

ROCKINGHAM HERITAGE BANK

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
--------------------------------------------------------------------------------

Note 1. Nature of Business

Rockingham Heritage Bank (the Bank) is a community bank organized under the laws of the Commonwealth of Virginia in 1990, with branches located within the city of Harrisonburg and the counties of Rockingham and Augusta. The Bank offers customary banking services, including acceptance of checking, savings and time deposits and the making of commercial, agricultural, real estate and consumer loans, to customers who are predominantly small and middle-market businesses and individuals.

Note 2. Basis of Presentation

The accompanying unaudited consolidated financial statements (expect for the consolidated balance sheet at December 31, 1999, which is audited) have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (none of which were other than normal recurring accruals) necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. The results of operations for the three and nine month periods ended September 30, 2000 are not necessarily indicative of the results of operations that may be expected for the Bank's year ending December 31, 2000.

The  accounting  policies  followed  are as set  forth in Note 1 of the Notes to
Consolidated   Financial   Statements  in  the  Bank's  1999  Annual  Report  to
Stockholders.

Note 3. Earnings per Share

Basic earnings per common share have been computed on the basis of the weighted-average number of common shares outstanding. Diluted earnings per share have been computed using the weighted-average of common shares and potentially dilutive stock options during the year. Following is information regarding the computation of earnings per share data for the three months and nine months ended September 30, 2000 and 1999.

                                                  Three months ended 9/30/00           Three months ended 9/30/99
                                                  --------------------------           --------------------------
                                                 Numerator         Denominator        Numerator        Denominator
                                              ----------------- ------------------ ----------------- -----------------
Basic earnings per share
  Income available to stockholders              $     365,490                        $    315,246
  Average shares outstanding                                            1,589,940                           1,589,843
  Effect of dilutive shares                                                25,496                              27,513
                                                                ------------------                   -----------------
Dilutive shares                                                         1,615,436                           1,617,356
                                                                ==================                   =================

ROCKINGHAM HERITAGE BANK

--------------------------------------------------------------------------------

                                                   Nine months ended 9/30/00           Nine months ended 9/30/99
                                                   -------------------------           -------------------------
                                                 Numerator         Denominator        Numerator        Denominator
                                              ----------------- ------------------ ----------------- -----------------
Basic earnings per share
  Income available to stockholders              $   1,099,997                        $     857,949
  Average shares outstanding                                            1,589,940                           1,589,843
  Effect of dilutive shares                                                27,576                              27,513
                                                                ------------------                   -----------------
Dilutive shares                                                         1,617,516                           1,617,356
                                                                ==================                   =================

Stock options were treated as dilutive common shares using the treasury stock method. This method assumes that any proceeds from the options would be used to purchase common stock at current market prices. Common stock issued and per share amounts have been adjusted for all periods presented to reflect the 5% stock dividends in 2000 and 1999.

Note 4. Merger with Marathon Financial Corporation

On April 18, 2000, the Board of Directors approved an Agreement and Plan of Merger with Marathon Financial Corporation (Marathon). Marathon's Board of Directors also approved the agreement on April 18, 2000. Under the terms of the Agreement, the Bank's shareholders will receive 1.58 shares of Marathon common stock for each outstanding share. The merger is subject to regulatory and shareholder approval. The bank's shareholders approved the merger on September 13, 2000 and the regulatory approval was obtained on November 3, 2000.

Note 5. Recission of Stock Options

On July 11, 2000 the Board of Directors rescinded options to purchase 74,789 shares of the Bank's stock, which had been granted under the Bank's 1999 stock option plan. All grantees acknowledged and agreed to the recission.

         (b)      Pro Forma Financial Information.

         The following unaudited pro forma condensed financial statements have been prepared on a consolidated basis based upon the historical financial statements of the Company and Rockingham. The pro forma combined information gives effect to the Merger accounted for as a pooling of interests, and is based on the issuance of 2,512,105 shares of Company Common Stock in connection with the Merger, which in turn is based on the number of shares of Rockingham Common Stock outstanding at September 30, 2000. The number of shares of Company Common Stock to be issued in connection with the Merger is subject to certain adjustments set forth in the Merger Agreement. Any difference in the number of shares of Company Common Stock issued in connection with the Merger would affect the pro forma financial information set forth below.

         The pro forma financial statements should be read in conjunction with the separate historical financial statements and the related notes thereto of the Company, which have been filed with the Commission, and Rockingham's historical financial statements, which are included in Item 7(a) above (Rockingham's 1997 audited financial statements are not included in this report). It has been assumed that the Merger, if consummated, will be accounted for as a pooling of interests, and therefore no adjustments have been made to the historical results of operations as a result of these transactions. The pro forma combined financial position and results of operations are not necessarily indicative of the results that would actually have been attained if the Merger had occurred in the past or that may be attained in the future.

                             MARATHON AND ROCKINGHAM
                        PRO FORMA COMBINED BALANCE SHEET
                               September 30, 2000

                                                           Marathon       Rockingham      Adjustments    Consolidated
                                                           --------       ----------      -----------    ------------
                                                                                   (Dollars in thousands)
Assets
Cash and due from banks                                  $      5,836    $      7,039    $         --    $     12,875
Federal funds sold                                             14,337           3,107              --          17,444
Securities                                                     13,274           8,209              --          21,483
Loans held for resale                                             207              --              --             207
Loans, net                                                     86,222          90,360              --         176,582
Bank premises and equipment, net                                2,789           2,153              --           4,942
Accrued interest receivable                                       609             620              --           1,229
Other real estate                                                  --              --              --               -
Other assets                                                      548             713              --           1,261
                                                         ------------------------------------------------------------

Total assets                                             $    123,822    $    112,201    $         --    $    236,023
                                                         ============================================================

Liabilities and Stockholders' Equity
Liabilities:
Deposits
Interest-bearing                                         $     93,721    $     77,958    $         --    $    171,679
Non-interest bearing                                           18,999          14,465              --          33,464
Other borrowed money                                               --           6,525              --           6,525
Accrued interest payable and other liabilities                    438             496              --             934
Capital lease payable                                             213              --              --             213
Dividends payable                                                  --              --              --               -
                                                         ------------------------------------------------------------

Total liabilities                                        $    113,371    $     99,444    $         --    $    212,815
                                                         ------------------------------------------------------------

Commitments                                                        --              --              --              --

Stockholders' Equity:
Preferred stock                                          $         --    $         --    $         --    $         --
Common stock                                                    2,051           7,950          (5,438)          4,563
Capital surplus                                                 7,771           1,976           5,438          15,185
Retained earnings                                                 710           2,863              --           3,573
Accumulated other comprehensive income (loss)                     (81)            (32)             --            (113)
                                                         ------------------------------------------------------------

Total stockholders' equity                               $     10,451    $     12,757    $         --    $     23,208
                                                         ------------------------------------------------------------

Total liabilities and stockholders' equity               $    123,822    $    112,201    $         --    $    236,023
                                                         ============================================================

                             MARATHON AND ROCKINGHAM
                       PRO FORMA COMBINED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                                  Marathon      Rockingham       Combined
                                                                  --------      ----------       --------
                                                               (Dollars in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans                                        $   6,004      $   5,698      $  11,702
Interest and dividends on securities:
  Taxable                                                               432            426            858
  Nontaxable                                                             53             --             53
  Dividends                                                              29             --             29
Interest on deposits in other banks                                      --             38             38
Interest on Federal funds sold                                          498            260            758
                                                                  ---------      ---------      ---------
       Total interest and dividend income                         $   7,016      $   6,422      $  13,438
                                                                  ---------      ---------      ---------
Interest expense:
       Interest on deposits                                       $   2,959      $   2,740      $   5,699
       Interest on short-term borrowings                                 --            193            193
       Interest on capital lease obligations                             13             --             13
                                                                  ---------      ---------      ---------
       Total interest expense                                     $   2,972      $   2,933      $   5,905
                                                                  ---------      ---------      ---------

       Net interest income                                        $   4,044      $   3,489      $   7,533
Provision for loan losses                                               273             90            363
                                                                  ---------      ---------      ---------
       Net interest income after provision for loan losses        $   3,771      $   3,399      $   7,170
                                                                  ---------      ---------      ---------
Non Interest Income:
       Service charges on deposit accounts                        $     608      $     299      $     907
       Commissions and fees                                              28             14             42
       Other                                                             44             --             44
                                                                  ---------      ---------      ---------
       Total Non Interest Income                                  $     680      $     313      $     993
                                                                  ---------      ---------      ---------
Non Interest Expense:
       Salaries and employee benefits                             $   1,446      $   1,209      $   2,655
       Net occupancy expense of premises                                168            130            298
       Furniture and equipment expense                                  230            167            397
       Other operating expense                                        1,171            539          1,710
                                                                  ---------      ---------      ---------
       Total Non Interest Expense                                 $   3,015      $   2,045      $   5,060
                                                                  ---------      ---------      ---------

       Income before income taxes                                 $   1,436      $   1,667      $   3,103
       Income taxes                                                     504            567          1,071
                                                                  ---------      ---------      ---------

       Net income                                                 $     932      $   1,100      $   2,032
                                                                  =========      =========      =========
Earnings per common share:
Basic                                                             $    0.45      $    0.69      $    0.45
                                                                  =========      =========      =========
Diluted                                                           $    0.45      $    0.68      $    0.44
                                                                  =========      =========      =========
Weighted average shares outstanding:
Basic                                                             2,051,215      1,589,940      4,563,320
Diluted                                                           2,066,237      1,617,516      4,621,619


                             MARATHON AND ROCKINGHAM
                     PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1999

                                                                                Marathon            Rockingham           Combined
                                                                               -----------          -----------         -----------
                                                                                    (Dollars in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans                                                     $     7,252          $     6,371         $    13,623
Interest and dividends on securities:
  Taxable                                                                              506                  482                 988
  Nontaxable                                                                            30                   --                  30
  Dividends                                                                             35                   --                  35
Interest on federal funds sold                                                         492                  335                 827
                                                                               -----------          -----------         -----------
          Total interest and dividend income                                         8,315                7,188              15,503
                                                                               -----------          -----------         -----------

Interest expense:
          Interest on deposits                                                       3,464                3,065               6,529
          Interest on short-term borrowings                                             --                   70                  70
          Interest on capital lease obligations                                         18                   --                  18
                                                                               -----------          -----------         -----------
          Total interest expense                                                     3,482                3,135               6,617
                                                                               -----------          -----------         -----------

Net interest income                                                                  4,833                4,053               8,886
Provision for loan losses                                                              260                  120                 380
                                                                               -----------          -----------         -----------
Net interest income after provision for loan losses                                  4,573                3,933               8,506
                                                                               -----------          -----------         -----------

Noninterest income:
          Service charges on deposit accounts                                          779                  338               1,117
          Commissions and fees                                                          23                   --                  23
          Loss on sale of other real estate                                             (2)                  --                  (2)
          Other                                                                         59                   33                  92
                                                                               -----------          -----------         -----------
          Total noninterest income                                                     859                  371               1,230
                                                                               -----------          -----------         -----------

Noninterest expense:
          Salaries and employee benefits                                             1,888                1,410               3,298
          Net occupancy expense of premises                                            225                  381                 606
          Furniture and equipment expense                                              360                   --                 360
          Outside services                                                              --                  190                 190
          Other operating expense                                                    1,284                  504               1,788
                                                                               -----------          -----------         -----------
          Total noninterest expense                                                  3,757                2,485               6,242
                                                                               -----------          -----------         -----------

Income before income taxes                                                           1,675                1,819               3,494
          Income taxes                                                                 563                  618               1,181
                                                                               -----------          -----------         -----------

Net income                                                                     $     1,112          $     1,201         $     2,313
                                                                               ===========          ===========         ===========

Earnings per common share:
Basic                                                                          $      0.54          $      0.76         $      0.51
                                                                               ===========          ===========         ===========
Diluted                                                                        $      0.53          $      0.74         $      0.50
                                                                               ===========          ===========         ===========
Weighted average shares outstanding:
Basic                                                                            2,054,748            1,589,843           4,566,701
Diluted                                                                          2,089,403            1,624,349           4,651,106


                             MARATHON AND ROCKINGHAM
                     PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1998

                                                                                Marathon            Rockingham           Combined
                                                                               -----------          -----------         -----------
                                                                                 (Dollars in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans                                                     $     6,064          $     5,548         $    11,612
Interest and dividends on securities:
  Taxable                                                                              354                  361                 715
  Dividends                                                                             27                   --                  27
Interest on federal funds sold                                                         431                  360                 791
                                                                               -----------          -----------         -----------
          Total interest and dividend income                                         6,876                6,269              13,145
                                                                               -----------          -----------         -----------

Interest expense:
          Interest on deposits                                                       2,938                2,765               5,703
          Interest on short-term borrowings                                             --                   57                  57
          Interest on capital lease obligations                                         21                   --                  21
                                                                               -----------          -----------         -----------
          Total interest expense                                                     2,959                2,822               5,781
                                                                               -----------          -----------         -----------

Net interest income                                                                  3,917                3,447               7,364
Provision for loan losses                                                              285                  144                 429
                                                                               -----------          -----------         -----------
Net interest income after provision for loan losses                                  3,632                3,303               6,935
                                                                               -----------          -----------         -----------

Noninterest income:
          Service charges on deposit accounts                                          734                  287               1,021
          Commissions and fees                                                         111                   --                 111
          Loss on sale of other real estate                                            (54)                  --                 (54)
          Other                                                                         28                   41                  69
                                                                               -----------          -----------         -----------
          Total noninterest income                                                     819                  328               1,147
                                                                               -----------          -----------         -----------

Noninterest expense:
          Salaries and employee benefits                                             1,532                1,162               2,694
          Net occupancy expense of premises                                            263                  323                 586
          Furniture and equipment expense                                              382                   --                 382
          Outside services                                                              --                  156                 156
          Other operating expense                                                    1,016                  384               1,400
                                                                               -----------          -----------         -----------
          Total noninterest expense                                                  3,193                2,025               5,218
                                                                               -----------          -----------         -----------

Income before income taxes                                                           1,258                1,606               2,864
          Income taxes                                                                  78                  544                 622
                                                                               -----------          -----------         -----------

Net income                                                                     $     1,180          $     1,062         $     2,242
                                                                               ===========          ===========         ===========

Earnings per common share:
Basic                                                                          $      0.57          $      0.70         $      0.50
                                                                               ===========          ===========         ===========
Diluted                                                                        $      0.56          $      0.67         $      0.49
                                                                               ===========          ===========         ===========
Weighted average shares outstanding:
Basic                                                                            2,058,932            1,522,948           4,465,190
Diluted                                                                          2,112,009            1,580,660           4,575,861


                             MARATHON AND ROCKINGHAM
                     PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1997

                                                                                 Marathon            Rockingham            Combined
                                                                                -----------          -----------         -----------
                                                                                   (Dollars in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans                                                      $     4,559          $     4,655         $     9,214
Interest and dividends on securities:
  Taxable                                                                               172                  366                 538
  Dividends                                                                              21                   --                  21
Interest on federal funds sold                                                          130                  194                 324
                                                                                -----------          -----------         -----------
          Total interest and dividend income                                          4,882                5,215              10,097
                                                                                -----------          -----------         -----------

Interest expense:
          Interest on deposits                                                        1,918                2,310               4,228
          Interest on federal funds purchased                                             1                   --                   1
          Interest on short-term borrowings                                              --                   17                  17
          Interest on capital lease obligations                                          24                   --                  24
                                                                                -----------          -----------         -----------
          Total interest expense                                                      1,943                2,327               4,270
                                                                                -----------          -----------         -----------

Net interest income                                                                   2,939                2,888               5,827
Provision for loan losses                                                               133                  144                 277
                                                                                -----------          -----------         -----------
Net interest income after provision for loan losses                                   2,806                2,744               5,550
                                                                                -----------          -----------         -----------

Noninterest income:
          Service charges on deposit accounts                                           460                  230                 690
          Commissions and fees                                                          102                   --                 102
          Loss on sale of other real estate                                              --                   --                  --
          Other                                                                          25                   32                  57
                                                                                -----------          -----------         -----------
          Total noninterest income                                                      587                  262                 849
                                                                                -----------          -----------         -----------

Noninterest expense:
          Salaries and employee benefits                                              1,214                1,052               2,266
          Net occupancy expense of premises                                             211                  297                 508
          Furniture and equipment expense                                               263                   --                 263
          Outside services                                                               --                  137                 137
          Other operating expense                                                       895                  365               1,260
                                                                                -----------          -----------         -----------
          Total noninterest expense                                                   2,583                1,851               4,434
                                                                                -----------          -----------         -----------

Income before income taxes                                                      $       810          $     1,155         $     1,965
          Income taxes (benefit)                                                       (188)                 392                 204
                                                                                -----------          -----------         -----------

Net income                                                                      $       998          $       763         $     1,761
                                                                                ===========          ===========         ===========

Earnings per common share:
Basic                                                                           $      0.51          $      0.61         $      0.45
                                                                                ===========          ===========         ===========
Diluted                                                                         $      0.50          $      0.58         $      0.43
                                                                                ===========          ===========         ===========
Weighted average shares outstanding:
Basic                                                                             1,951,172            1,254,713           3,933,619
Diluted                                                                           2,016,153            1,319,502           4,082,477


                Notes to Pro Forma Combined Financial Information

     (1) The pro forma combined information presented is not necessarily indicative of the results of operations or the financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

     (2)      It  is  assumed  that  the  Merger  will  be  accounted  for  on a pooling-of-interests accounting basis and, accordingly, the related pro forma combined balance sheet adjustments have been calculated using the exchange ratio, whereby the Company will issue 1.58 shares of Company Common Stock for each share of Rockingham Common Stock.

     (3) Per share data for all periods presented has been computed based on the combined historical income applicable to common shareholders of the Company and Rockingham using the historical weighted average shares outstanding, adjusted to equivalent shares of Company Common Stock.

     (4) Pro forma combined balance sheet adjustments reflect (i) the issuance of 2,512,105 shares of Company Common Stock at a par value of $1.00 per share and (ii) the elimination of Rockingham Common Stock.

         (c)      Exhibits.

                  Exhibit No.          Description
                  -----------          -----------

                     2.1 Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2000, by and among Rockingham, the Company, Marathon and Marathon Merger Bank, filed as Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-41844), dated July 20, 2000, incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PREMIER COMMUNITY BANKSHARES, INC.



Dated:  December 5, 2000              By:  /s/ Donald L. Unger
                                         -------------------------------------
                                           Donald L. Unger
                                           President and Chief Executive Officer

                                INDEX TO EXHIBITS


No.                 Description
---                 -----------

2.1 Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2000, by and among Rockingham Heritage Bank, Marathon Financial Corporation, The Marathon Bank and Marathon Merger Bank, filed as
            Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-41844), dated July 20, 2000, incorporated herein by reference.